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                                                                   Exhibit 23.14


                      Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-1 of Internet Capital Group our report dated March 26, 1999, relating to the financial statements of Commerx, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


Chicago, IL
November 19, 1999